Exhibit 99.1

Maze Therapeutics Announces Oversubscribed $150.0 Million Private Placement

SOUTH SAN FRANCISCO, CA, September 11, 2025 – Maze Therapeutics, Inc. (Nasdaq: MAZE), a clinical-stage biopharmaceutical developing small molecule precision medicines for patients living with kidney and metabolic diseases, today announced it has entered into a securities purchase agreement for an oversubscribed private placement of its securities for gross proceeds of approximately $150.0 million, before deducting placement agent fees and other expenses.

The private placement includes participation from both new and existing investors including Frazier Life Sciences, Deep Track Capital, Driehaus Capital Management, Janus Henderson Investors, Logos Capital, TCGX, and Venrock Healthcare Capital Partners, as well as other healthcare dedicated funds.

The private placement will be for 4,000,002 shares of common stock at a price of $16.25 per share, representing a premium to the last closing price. In lieu of common stock, certain investors purchased 5,231,090 pre-funded warrants at a purchase price of $16.249 per pre-funded warrant, which equals the purchase price per share of common stock, less the $0.001 per share exercise price of each pre-funded warrant. The pre-funded warrants are exercisable at any time after their original issuance and will not expire.

The private placement is expected to close on September 12, 2025, subject to the satisfaction of customary closing conditions. Maze intends to use the proceeds from the private placement, together with its existing cash, cash equivalents and short-term investments, to advance the development of MZE829 in patients with APOL1-mediated kidney disease, initiate Phase 2 clinical trials of MZE782 in both phenylketonuria and chronic kidney disease, continue progress on research and discovery programs, further the development of its Compass platform, and for working capital and other general corporate purposes.

J.P. Morgan, Leerink Partners, TD Cowen and Guggenheim Securities are acting as joint placement agents for the private placement.

The securities being issued and sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and are being issued and sold in reliance on Section 4(a)(2) of the Securities Act. The securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Maze has agreed to file a registration statement to register the resale of the securities within 60 days of the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Maze Therapeutics

Maze Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel small molecule precision medicines for patients with kidney and metabolic diseases. Guided by its CompassTM platform, Maze pursues genetically validated targets by integrating variant discovery and functionalization to discover and advance small molecule programs with first- or best-in-class potential. Maze’s pipeline is led by MZE829, a dual-mechanism APOL1 inhibitor in Phase 2 development for APOL1 mediated kidney disease (AMKD), and MZE782, a SLC6A19 inhibitor advancing to Phase 2 with the potential to treat both phenylketonuria (PKU) and chronic kidney disease (CKD). Maze is headquartered in South San Francisco.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding the closing of the private placement, registration of the securities being issued and sold in the private placement, Maze’s use of the proceeds from the private placement, statements concerning Maze’s future plans and prospects, any expectations regarding the safety or efficacy of MZE829, MZE782 and other candidates under development, the ability of MZE829 to treat AMKD or other indications, the ability of MZE782 to treat CKD, PKU or other indications, the planned timing of Maze’s clinical trials, data results and further development of MZE829, MZE782 and other therapeutics candidates, and the ability to drive financial results and stockholder value. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the company believes the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the company’s ability to advance MZE829, MZE782 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the company’s therapeutic candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, and public health crises. Further information on potential risk factors that could affect the company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the company files from time to time with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

For further information, please contact:

IR/Corporate Contact:

Amy Bachrodt, Maze Therapeutics

abachrodt@mazetx.com

Media Contact:

Amanda Lazaro, 1AB Media

Amanda@1ABMedia.com

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